    As filed with the Securities and Exchange Commission on January 5, 2001
                                                        Registration No.333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IMMUNOMEDICS, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                             61-1009366
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

300 American Road
Morris Plains, New Jersey                                                 07950
(Address of Principal Executive Offices)                          (Zip Code)


                              IMMUNOMEDICS, INC.
                            1992 STOCK OPTION PLAN
                           (Full title of the plan)

                              David M. Goldenberg
                              Immunomedics, Inc.
                               300 American Road
                       Morris Plains, New Jersey  07950
                                 973-605-8200
           (Name, address and telephone number, including area code,
                             of agent for service)

                                with a copy to:
                             Laura R. Kuntz, Esq.
                             LOWENSTEIN SANDLER PC
                             65 Livingston Avenue
                          Roseland, New Jersey 07068

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  Proposed                 Proposed
Title of                                          maximum                  maximum
securities                                        offering                 aggregate               Amount of
to be                  Amount to be               price per                offering                registration
registered             registered                 unit (1)                 price                   fee
----------------------------------------------------------------------------------------------------------------

Common Stock,
$0.01 par value        5,000,000 sh(2)            $19.625                  $98,125,000             $24,531.25
----------------------------------------------------------------------------------------------------------------
(1)  Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales prices of the Common Stock of the registrant reported on the Nasdaq
     National Market on January 3, 2001.

(2)  Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned plan.
================================================================================================================

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed by Immunomedics, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; and

         (c) the description of the Common Stock of the Company contained in the Company's most recent registration statement filed under the Securities Exchange Act of 1934.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

The Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws also provide that the Company may indemnify its directors, officers and legal representatives to the fullest extent permitted by Delaware law against all awards and expenses (including attorneys' fees).

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 6, 1982 (a)

         4.2 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on April 4, 1983 (a)

         4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 14, 1984 (a)

         4.4 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 19, 1986 (a)

         4.5 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 17, 1986 (a)

         4.6 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 21, 1990 (b)

         4.7 Certificate of Designation of Rights and Preferences, as filed with the Secretary of State of the State of Delaware on March 1, 1991 (c)

         4.8 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 7, 1992 (d)

         4.9 Certificate of Designation of Rights and Preferences of the Company's Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 21, 1994
              (e)

        4.10 Certificate of Designation of Rights and Preferences of the Company's Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on September 25, 1995
              (f)

        4.11 Certificate of Designation of Rights and Preferences of the Company's Series D Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 26, 1996 (g)

        4.12 Certification of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 7, 1996 (h)

        4.13 Certificate of Designation of Rights and Preferences of the Company's Series E Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 23, 1998 (i)

        4.14 Amended Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of Immunomedics, Inc. (j)

        4.15  Amended and Restated By-Laws of the Company (k)

        4.16 Structured Equity Line Flexible Financing Agreement, dated as of December 23, 1997, between Immunomedics, Inc. and Cripple Creek Securities, LLC (l)

        4.17 Registration Rights Agreement, dated as of December 23, 1997, between Immunomedics, Inc. and Cripple Creek Securities, LLC (l)

        4.18 Common Stock Purchase Warrant issued to Cripple Creek Securities, LLC (l)

        4.19 Form of additional Common Stock Purchase Warrant issuable to Cripple Creek Securities, LLC (l)

        4.20 Rights Agreement, dated as of January 23, 1998, between Immunomedics, Inc. and American Stock Transfer and Trust Company, as rights agent, and form of Rights Certificate (i)

        5.1   Opinion of Lowenstein Sandler PC

        23.1  Consent of KPMG LLP

        24.1  Power of Attorney

_____________________

        (a) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1990.
        (b) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1990.
        (c) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1991.
        (d) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.
        (e) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.
        (f) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.
        (g) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.
        (h) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.
        (i) Incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A, as filed with the Commission on January 29, 1998.
        (j)   Incorporated by reference from the Exhibits to the Company's
              Current Report on Form 8-K, dated December 15, 1998.
        (k)   Incorporated by reference from the Exhibits to the Company's
              Annual Report on Form 10-K for the fiscal year ended June 30, 1993.
        (l) Incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 as filed with the Commission on January 29, 1998.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on the 4th day of January, 2001.

                                IMMUNOMEDICS, INC.

                                By: /s/ David M. Goldenberg
                                    ------------------------------------------
                                    David M. Goldenberg, Chairman of the Board
                                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                            Title                                                            Date

/s/ David M. Goldenberg               Chairman of the Board, Chief Executive Officer and           January 4, 2001
------------------------              Director  (Principal Executive Officer)
David M. Goldenberg

/s/ Morton Coleman*                   Director                                                     January 4, 2001
------------------------
Morton Coleman

/s/ Martin E. Jaffe                   Director                                                     January 4, 2001
------------------------
Marvin E. Jaffe

/s/ Richard R. Pivirotto*             Director                                                     January 4, 2001
------------------------
Richard R. Pivirotto

/s/ Shailesh R. Asher*                Controller and Acting Chief Financial Officer                January 4, 2001
------------------------              (Principal Financial and Accounting Officer)
Shailesh R. Asher

                                     *By: /s/ David M. Goldenberg
                                          -----------------------
                                          David M. Goldenberg
                                          Attorney-in-Fact

                                 EXHIBIT INDEX



 Exhibit No.                    Description                           Page No.
 -----------                    -----------                           --------



     4.1 Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 6, 1982 (a)

     4.2 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on April 4, 1983 (a)

     4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 14, 1984 (a)


     4.4 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on March 19, 1986 (a)

     4.5 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 17, 1986 (a)

     4.6 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 21, 1990 (b)

     4.7 Certificate of Designation of Rights and Preferences, as filed with the Secretary of State of the State of Delaware on March 1, 1991 (c)

     4.8 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 7, 1992 (d)

     4.9 Certificate of Designation of Rights and Preferences of the Company's Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 21, 1994
              (e)

     4.10 Certificate of Designation of Rights and Preferences of the Company's Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on September 25, 1995
              (f)

     4.11 Certificate of Designation of Rights and Preferences of the Company's Series D Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 26, 1996 (g)

     4.12 Certification of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 7, 1996 (h)

     4.13 Certificate of Designation of Rights and Preferences of the Company's Series E Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 23, 1998 (i)

     4.14 Amended Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of Immunomedics, Inc. (j)

     4.15     Amended and Restated By-Laws of the Company (k)

     4.16 Structured Equity Line Flexible Financing Agreement, dated as of December 23, 1997, between Immunomedics, Inc. and Cripple Creek Securities, LLC (l)

     4.17 Registration Rights Agreement, dated as of December 23, 1997, between Immunomedics, Inc. and Cripple Creek Securities, LLC (l)

     4.18 Common Stock Purchase Warrant issued to Cripple Creek Securities, LLC (l)

     4.19 Form of additional Common Stock Purchase Warrant issuable to Cripple Creek Securities, LLC (l)

     4.20 Rights Agreement, dated as of January 23, 1998, between Immunomedics, Inc. and American Stock Transfer and Trust Company, as rights agent, and form of Rights Certificate (i)

     5.1      Opinion of Lowenstein Sandler PC

     23.1     Consent of KPMG LLP

     24.1     Power of Attorney

_____________________

     (a) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1990.
     (b) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1990.
     (c) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1991.
     (d) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.
     (e) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.
     (f) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995.
     (g) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.
     (h) Incorporated by reference from the Exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

     (i) Incorporated by reference from the Exhibits to the Company's Registration Statement on Form 8-A, as filed with the Commission on January 29, 1998.
     (j) Incorporated by reference from the Exhibits to the Company's Current Report on Form 8-K, dated December 15, 1998.
     (k) Incorporated by reference from the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993.
     (l) Incorporated by reference from the Exhibits to the Company's Registration Statement on Form S-3 as filed with the Commission on January 29, 1998.